Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Fourth Quarter 2017 Results

NEW YORK, March 1, 2018 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2017.

Fourth Quarter 2017 Investment Highlights:

•	Invested $13.2 million in three investments

•	Received full and partial calls of $23.4 million from three investments

Investment Activity in the Fourth Quarter 2017 Included:

•	Invested $8.0 million in Fidelity Federal Bancorp, Subordinated Term Loan, 8.25%, 1/1/2028

•	Invested $3.8 million in First Western Financial, Inc., Fixed Rate Cumulative Perpetual Preferred Stock, Series A, 9.00%

•	Invested $1.4 million in Preferred Term Securities, Ltd., Fixed Rate Mezzanine Notes, 9.74%, 9/15/2030, 144A

Subsequent to quarter end, StoneCastle made five investments totaling $36.1 million. Included in that amount, the Company invested $17.6 million in a preferred equity interest of a new pooled vehicle whereby the Company contributed $43.4 million of securities.

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of December 31, 2017 (excluding cash and cash equivalents) was approximately 9.05%. This quarter is the fifth consecutive quarter of an estimated annualized yield over 9.00%.

Fourth Quarter 2017 Financial Results

Total earnings for the fourth quarter were $3,037,309 or $0.47 per share. Net investment income was $2,662,211 or $0.41 per share, comprised of $4,237,473 in gross income and $1,575,262 of expenses. For the quarter, net realized capital gains were $375,098 or $0.06 per share.

Net Assets at quarter end were $141,049,498, flat from the prior quarter. The Company’s Net Asset Value was $21.56 per share, unchanged from the prior quarter.

In the fourth quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on January 3, 2018 to shareholders of record at the close of business on December 22, 2017.

The Company had $25.75 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 15.1% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on December 31, 2017, the Company had total assets of $170,430,356 consisting of total investments of $166,911,546, cash of $30,142 and other assets of $3,488,668. Other assets include interest and dividends receivable of $2,435,308 and prepaid assets of $1,053,360.

During the quarter, the Company received two full calls and one partial call for a total of $23,421,467.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on March 1, 2018 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 15, 2018. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13674902. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

	December 31, 2017	September 30, 2017
Assets
Investments in securities, at fair value (cost:
$169,571,744 and $176,825,546 respectively)	$166,911,546	$174,745,784
Cash	30,142	248,128
Interest and dividends receivable	2,435,308	2,600,690
Prepaid assets	1,053,360	1,109,113
Total assets	170,430,356	178,703,715

Liabilities
Loan payable	25,750,000	36,500,000
Dividend payable	2,486,070	-
Investment advisory fee payable	751,761	788,255
Loan interest payable	51,901	1,149
Directors fee payable	13,326	12,908
Accrued expenses payable	327,800	322,707
Total liabilities	29,380,858	37,625,019
Net Assets	$141,049,498	$141,078,696

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,542	$6,542
Paid-in-capital	144,858,951	144,858,951
Accumulated net investment loss	(1,078,833)	(1,252,819)
Accumulated net realized loss on investments	(76,964)	(454,216)
Net unrealized depreciation on investments	(2,660,198)	(2,079,762)
Net Assets	$141,049,498	$141,078,696

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,542,289	6,542,289
Net asset value per common share	$21.56	$21.56
Market price per share	$20.13	$20.64
Market price discount to net asset value per share	-6.63%	-4.27%

STONECASTLE FINANCIAL CORP.

Statement of Operations

	For The Three	For The Three
	Months Ended	Months Ended
	December 31, 2017	September 30, 2017
Investment Income
Interest	$3,359,404	$3,329,471
Dividends	673,888	960,763
Origination fee income	141,681	7,094
Other Income	62,500	62,500
Total Investment Income	4,237,473	4,359,828

Expenses
Investment advisory fees	751,761	788,255
Interest expense	323,511	428,246
Professional fees	175,417	141,981
Bank fees	55,083	69,742
Directors’ fees	51,794	51,793
Transfer agent, custodian fees and administrator fees	50,008	68,357
ABA marketing and licensing fees	38,157	55,096
Investor relations fees	27,945	32,946
Delaware franchise tax	22,685	22,684
Valuation fees	17,337	12,338
Insurance expense	4,420	22,019
Printing	3,195	18,195
Miscellaneous fees	53,949	46,341
Total expenses	1,575,262	1,757,993
Net Investment Income	$2,662,211	$2,601,835

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	$375,098	$(147,236)
Net change in unrealized depreciation on investments	(580,436)	630,018
Net realized and unrealized gain / (loss) on investments	(205,338)	482,782
Net Increase in Net Assets Resulting From Operations	$2,456,873	$3,084,617

STONECASTLE FINANCIAL CORP.

Financial Highlights

For The Three
Months Ended
December 31, 2017
Per Share Operating Performance
Net Asset Value, beginning of period	$21.56
Net investment income(1)	0.41
Net realized and unrealized gain / (loss) on investments (1)	(0.03)
Total from investment operations	0.38

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$21.56
Per share market value, end of period	$20.13

Total Investment Return (2)
Based on market value	-0.60%
Based on net asset value	1.92%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$141.0

Ratios (as a percentage to average net assets):
Expenses before waivers (3)(4)*	4.43%
Expenses after waivers (5)*	4.43%
Net investment income(6)*	7.49%
Portfolio turnover rate **	8%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$25,750
Asset coverage per $1,000 for revolving credit agreement(7)	6,478

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.52%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.58%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.58%.
(6)	Ratio of net investment income to average managed assets equals 6.05%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’ total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized